Exhibit 99.1
XO Communications Announces Agreement to Create National Fixed Broadband Wireless Company
Company Will Focus Business on Delivering Fixed Broadband Wireless Services
to Businesses and Service Providers
National Wireline Telecommunications Business Will Continue as a Private Company
Wholly-Owned by Affiliates of Carl Icahn
RESTON, VA - November 4, 2005 - XO Communications, Inc. (OTCBB: XOCM.OB) today announced an agreement that will create a leading provider of fixed broadband wireless services to businesses and service providers. In order to create and finance the fixed wireless business, XO will sell its national wireline telecommunications business for $700 million in cash. Following the sale, the Company will retain its fixed broadband wireless spectrum assets and be uniquely positioned to be a leading provider of fixed broadband wireless services nationally as one of the largest holders of fixed wireless licenses in the 28 GHz-31 GHz spectrum range covering more than 70 U.S. major metropolitan markets.
“The action we take today will create a pure-play fixed broadband wireless provider that combines significant resources with in-depth industry expertise to meet the growing demand for high-bandwidth broadband wireless services,” said XO CEO Carl Grivner. “The market opportunity to provide these services has emerged, and our new focus on fixed wireless communications will enable us to offer robust fixed wireless solutions to businesses, mobile phone companies and wireline telecommunications companies.”
The proceeds from the sale of the wireline business will be used to repay XO’s outstanding long-term debt, to offer to redeem, at the closing of the sale, XO’s outstanding preferred stock, and to fund growth and to development of the wireline business. Once the sale is completed, the wireless business will be debt-free and is currently expected to have in excess of $300 million in cash to fund its operations and for other corporate purposes. The Company’s wireless services have already been made available to businesses and wireless service providers in select markets and, using its cash position and new strong balance sheet, the Company plans to launch its services on a wider basis in the near future. The transaction is anticipated to close late 2005 or early 2006.

The agreement is the culmination of an extensive process established by the Company over a period of several months during which multiple bids for the wireline business of the Company were evaluated by a Special Committee of the Company’s Board of Directors. The winning bidder was Elk Associates LLC, an entity owned by XO’s controlling stockholder, Carl Icahn, which has executed a definitive agreement to purchase the wireline business. However, as provided in the definitive agreement, the Company and the Special Committee remain open to consideration of superior proposals from third parties in certain events, subject to paying Elk Associates a break-up fee of 1% of the consideration payable in the transaction in the event that the Company receives and determines to accept a superior proposal.
The Special Committee overseeing this process consists solely of non-management directors who are not affiliated with Mr. Icahn. The Special Committee led the negotiation of the terms of the agreement with Elk Associates on behalf of the Company and, after receiving the opinion of the Company’s financial advisor, Jefferies & Co., Inc., to the effect that the consideration to be received by the Company in the transaction is fair to the Company from a financial point of view, approved the agreement and recommended its approval by the Board of Directors of the Company. Completion of the transaction will be subject to a number of conditions, including shareholder approval. The description of the agreement contained herein is qualified in its entirety by reference to such agreement, which will be publicly filed as required under applicable securities laws.
The “XO Communications” brand name will be transferred to the private company and thereby will remain with the national wireline telecommunications business. XO anticipates operating its fixed wireless business under a new name.
It is anticipated that the wireless and wireline companies will enter into commercial agreements to sell each other’s products and services at competitive rates in order to take advantage of market opportunities.
THE STATEMENTS CONTAINED IN THIS RELEASE THAT ARE NOT HISTORICAL FACTS ARE “FORWARD-LOOKING STATEMENTS” (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS INCLUDE THOSE DESCRIBING XO’S EXPECTED FUTURE BUSINESS AND NETWORK OPERATIONS AND RESULTS OF OPERATIONS, XO’S ABILITY TO SERVICE THE GROWING DEMAND FOR HIGH-BANDWIDTH BROADBAND WIRELESS SERVICES, XO’S ABILITY TO INCREASE SALES ONCE IT BEGINS OPERATING UNDER A NEW NAME, AND XO’S ABILITY TO CONTINUE TO IMPLEMENT EFFECTIVE COST CONTAINMENT MEASURES. MANAGEMENT CAUTIONS THE READER THAT THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE RISKS AND UNCERTAINTIES DESCRIBED FROM TIME TO TIME IN THE REPORTS FILED BY XO COMMUNICATIONS, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10–K FOR THE YEAR ENDED DECEMBER 31, 2004 AND ITS QUARTERLY REPORTS ON FORM 10–Q.
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Media Contact
Chad Couser/XO Communications
T: (703) 547-2746
E: chad.couser@xo.com